UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2017
CATALENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	001-36587 (Commission File Number)	20-8737688 (IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 28, 2017, Catalent, Inc. (the “Company”) issued an earnings release setting forth the Company’s fourth quarter ended June 30, 2017 financial results. The earnings release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act"), nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 3.03    Material Modifications to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director; Appointment of Nominating and Corporate Governance Committee Chair
Mr. Melvin Booth retired as a director of the Company effective August 25, 2017. In light of his retirement, the Company’s Board of Directors (the “Board”) decreased the size of the Board from ten to nine members. The Board also appointed Mr. J. Martin Carroll, a current director, as a member of the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”) and as Mr. Booth’s successor as the Chair of the Nominating Committee.

Amended Employment Agreement with President and Chief Executive Officer
On August 23, 2017 (the “Effective Date”), the Company and Mr. John R. Chiminski, the Company’s Chair, President, and Chief Executive Officer, entered into an amendment (the “Amendment”) to his current employment agreement with the Company, dated October 22, 2014 (the “Original Agreement” and, as amended by the Amendment, the “Amended Agreement”), with immediate effect.
The Amendment extends the initial term of Mr. Chiminski’s employment with the Company (the “Initial Term”), which was set to expire on October 21, 2017, to August 23, 2020, with automatic extension terms for successive one-year periods thereafter unless one of the parties provides the other with written notice of non-renewal at least sixty days prior to the end of the applicable term.
The material terms of the Amended Agreement remain as described on pages 61-63 and 67 of the Company’s proxy statement for the fiscal year ended June 30, 2016, filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2016 (the “2016 Proxy”), which description is hereby incorporated by reference, except for the following changes implemented by the Amendment: (1) Mr. Chiminski is entitled to an increased annual base salary of $1,025,000, effective as of the Effective Date, which may be increased from time to time at the sole direction of the Board; (2) Mr. Chiminski is eligible to earn an annual cash bonus under the Catalent, Inc. 2014 Omnibus Incentive Plan (the “Plan”) with an annualized target amount equal to $1,350,000, which bonus will be calculated using the same methodology as applies to other named executive officers of the Company and its subsidiaries (though with respect to the 2018 fiscal year, the annual cash bonus will be (a) the portion of the annual cash bonus, if any, that relates to Mr. Chiminski’s employment from July 1, 2017 through the day immediately prior to the Effective Date calculated on an annualized target amount equal to $1,500,000 and (b) the portion of the annual cash bonus, if any, that relates to Mr. Chiminski’s employment from the Effective Date through the last day of the

2018 fiscal year calculated on an annualized target amount equal to $1,350,000); and (3) Mr. Chiminski is entitled to reimbursement for the reasonable legal fees and expenses incurred in connection with negotiating and documenting the Amendment, subject to customary documentation and an aggregate cap of $20,000.

Equity-Based Awards
In addition to the foregoing, the Amended Agreement provides that Mr. Chiminski is entitled to new grants of equity-based awards in accordance with and pursuant to the terms of the Plan (1) in connection with the amendment of the Amended Agreement, with a grant date value equal to $2,025,000 (the “Incremental Fiscal 2018 Award”), which is incremental to the $3,600,000 equity-based award previously granted to Mr. Chiminski in respect of fiscal 2018, and (2) in subsequent fiscal years and subject to Mr. Chiminski’s continued employment through the grant date, with a grant date value equal to $5,625,000. The grants are expected to be a mix of performance share units, stock options and restricted stock units with 50%, 30% and 20% weightings, respectively, and subject to the same terms and conditions as equity-based awards have been allocated under the Plan to other senior executives of the Company and its subsidiaries; provided, however, that at its discretion the Company may issue restricted stock and performance-based restricted stock (“Performance Shares”) in lieu of restricted stock units and performance share units, respectively.
On August 23, 2017, the Company granted the Incremental Fiscal 2018 Award to Mr. Chiminski in the form of 50,130 Performance Shares, 61,056 stock options, and 11,602 shares of restricted stock. The Incremental Fiscal 2018 Award is subject to the same terms and conditions as the equity-based awards granted to certain officers and employees under the Company’s Long-term Incentive Plan with respect to fiscal 2018, other than with respect to the restricted stock award, which will allow for the accelerated release of restrictions for purposes of satisfying withholding obligations in the event that retirement- or disability-triggered vesting accelerates an award recipient’s income tax obligations. Attached hereto as Exhibit 10.1 and Exhibit 10.2 are forms of the restricted stock agreement for U.S. employees and Performance Shares agreement for U.S. employees, pursuant to which these grants were made and other grants may be made under the Plan.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 24, 2017, the Board amended and restated the bylaws of the Company (the “Bylaws”), effective immediately. A copy of the Bylaws is attached as Exhibit 3.1 hereto and is incorporated herein by reference. The following summary of the Bylaws is qualified in its entirety by reference to the text of Exhibit 3.1 hereto. The principal changes to the Bylaws as previously in effect are the following:

•
Section 2.06 of the Bylaws as previously in effect was amended to provide for a majority vote standard for the election of directors in uncontested director elections. Effective immediately, each director of the Company will be elected by the affirmative vote of a majority of the votes cast in respect of shares present in person or represented by proxy at any annual or special meeting of stockholders for the election of directors and entitled to vote on the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee). Under the Bylaws as previously in effect, directors were elected by a plurality of the votes cast in respect of shares present in person or represented by proxy at any such meeting for the election of directors and entitled to vote on the election of directors.

•
A new Section 2.13 was added to the Bylaws which permits a stockholder, or a group of up to twenty (20) stockholders, owning three percent (3%) or more of the Company’s outstanding shares of capital stock continuously for at least three years, to nominate and include in the Company’s proxy statement for an annual meeting of stockholders at which directors may be elected, director nominees constituting up to the greater of two or twenty percent (20%) of the total number of directors serving on the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in Section 2.13 of the Bylaws. Proxy access will first be available to stockholders in connection with the Company’s 2018 annual meeting.

•
Finally, the Bylaws as previously in effect were amended to include a number of other immaterial modifications intended to provide clarification and consistency and to remove references to The Blackstone Group L.P. and its affiliates therein.

Item 8.01    Other Events.

On August 24, 2017, the Board amended and restated the Company’s Corporate Governance Guidelines (the “Guidelines”), effective immediately. A copy of the Guidelines is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The following summary of the principal changes to the Company’s Guidelines is qualified in its entirety by reference to the text of such Exhibit 99.2 hereto. The principal changes to the Guidelines as previously in effect are the following:

•
A new provision was added to the Guidelines which provides that, following any uncontested director election, an incumbent director nominee who does not receive more votes cast for his or her election than votes cast against his or her election must promptly offer his or her resignation to the chair of the Board or the secretary of the Company following certification of the stockholders’ vote in such election. The Nominating Committee will promptly consider the offer to resign and recommend to the Board what action it believes should be taken with respect to such offered resignation. The Board must act on the Nominating Committee’s recommendation no later than ninety (90) days following the date of the stockholders’ meeting during which the election occurred. Any director who offers a resignation pursuant to the Guidelines will not participate in the consideration by the Nominating Committee or the Board regarding whether to accept his or her offered resignation. If a majority of the members of the Nominating Committee did not receive more votes for their election than votes against their election, then the independent directors (excluding those independent directors, if any, who did not receive more votes for their election than votes against their election in the most recent election) will appoint a committee of the Board solely for the purpose of considering the offered resignations and making a recommendation to the Board whether to accept such resignations; provided, however, that if there are fewer than three independent directors who received more votes for their election than votes against their election, then such committee will be comprised of all independent directors, and each independent director who is required to tender a resignation offer pursuant to the Guidelines will not participate in the consideration by such committee and the Board of whether to accept his or her offer to resign. In addition, the Company shall promptly publicly disclose the Board’s decision whether to accept any offer to resign tendered by a director pursuant to the Guidelines, including an explanation of how the decision was reached and, if applicable, the reasons an offer to resign was not accepted, in a Current Report on Form 8-K to be filed or furnished with the SEC. In deciding the action to be taken with respect to any such resignation offer tendered pursuant to the Guidelines, the Nominating Committee and the Board may consider all factors deemed relevant and shall consider what they believe is in the best interests of both the Company and the Company’s stockholders.

•
The Guidelines were also amended to provide that when the chair of the Board position is not held by an independent director of the Board, the independent directors of the Board will elect from among themselves a lead director (the “Lead Director”) to serve until the next annual meeting of stockholders. Under the Guidelines as previously in effect the independent directors of the Board may, but were not obligated to, elect a Lead Director from among themselves in the event the chair of the Board position was not held by an independent director of the Board. In addition, the Guidelines were amended to specify the qualifications of directors eligible to serve as the Lead Director which the Nominating Committee and the independent directors of the Board may consider in electing the Lead Director.

•	Finally, the Guidelines were amended to include a number of other immaterial modifications intended to provide clarification and consistency.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Bylaws of Catalent, Inc., adopted August 24, 2017

10.1	Amendment to Employment Agreement, dated August 23, 2017, by and between Catalent, Inc. and John R. Chiminski

10.2	Form of Restricted Stock Agreement for U.S. Employees

10.3	Form of Performance Restricted Stock Agreement for U.S. Employees

99.1	Earnings release, August 28, 2017, issued by Catalent, Inc.

99.2	Corporate Governance Guidelines of Catalent, Inc., adopted August 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Senior Vice President & General Counsel and Secretary

Date: August 28, 2017

EXHIBIT LIST

Exhibit No.	Description

3.1	Bylaws of Catalent, Inc., adopted August 24, 2017

10.1	Amendment to Employment Agreement, dated August 23, 2017, by and between Catalent, Inc. and John R. Chiminski

10.2	Form of Restricted Stock Agreement for U.S. Employees

10.3	Form of Performance Restricted Stock Agreement for U.S. Employees

99.1	Earnings release, August 28, 2017, issued by Catalent, Inc.

99.2	Corporate Governance Guidelines of Catalent, Inc., adopted August 24, 2017